LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT, made and entered into this ___ day of ______________, 1997, by and between Bruce L. & Karen A. Weiss, whose address is 5275 Sorrell Drive, Melbourne, FL 32934 hereinafter referred to as LESSOR, and American Quantum whose address is P. O. Box 392541, Satellite Beach, FL 32937 hereinafter referred to as LESSEE.

                              W I T N E S S E T H:
                              --------------------

         THAT FOR and in consideration of the covenants and agreements herein contained and in consideration of the rents herein reserved to be paid by LESSEE to LESSOR, the parties do hereby mutually covenant and agree as follows:

         1. PREMISES: LESSOR does hereby lease and demise unto LESSEE the Premises known as 711-731 Washburn Road, Melbourne, Florida, which includes a warehouse square footage of 9150+ office/restroom square footage of 4,400. Total Sq Ft 13,550.

         2. TERM AND OCCUPANCY: Said premises shall hereinafter sometimes be referred to as the "leased premises" or "premises". LESSOR does hereby lease and demise unto LESSEE said Premises to have and to hold the same for a period of Two (2) year(s). Said term shall commence on May 1, 1997, and terminate at midnight on April 30,1999. Occupancy may commence May 1, 1997.

         The effective date of this lease for the payment and accrual of rents is May 1, 1997.

         3. RENTAL: LESSEE hereby covenants and agrees to pay LESSOR as rental for the demised Premises the following amounts plus Florida sales tax:

         MONTHLY                               ANNUAL
TERM     RENT     + SALES TAX = TOTAL          RENT     + SALES TAX = TOTAL
----     ----     -------------------          ----     -------------------

2 yrs    $4,000   + $240   =  $4,240           $48,000  + $2,880 = $50,800

         4. OPTION TO RENEW: LESSOR grants to LESSEE, subject to the conditions set forth below, the right and option to renew this lease for two (2) periods of three (3) year(s) each. Each year after the first two years there will be an annual rate adjustment of 5%.

                          (sales tax subject to change)

         If LESSEE exercises any such option, LESSOR shall maintain and retain LESSEE's Security Deposit and other Funds to secure LESSOR's performance under the lease. LESSEES shall accrue a 5% annual interest on the Security Deposit ($2,000), (equivalent to $100), with such interest being credited to the LESSEE's twelfth (12th) months payment.

         Except as provided above, and otherwise subject to and on all of the terms and conditions herein contained, all other terms and conditions of this lease are to be and remain in full force and effect. This option must be exercised by the giving to LESSOR, on or before ninety (90) days of the expiration date of this lease, or any option period, written notice of the exercise thereof by LESSEE; but LESSEE shall in no event be entitled to renew the term hereof, even though such notice be timely given, unless LESSEE shall have timely performed all of its obligations hereunder, and shall not be in

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

default in the performance of any terms of this lease, on the date of the expiration of the initial term hereof. LESSOR shall, within ten (10) days of receipt of LESSEE's notice of election of such option, acknowledge in writing that said lease is extended for said option period.

         5. INTEREST ON RENT ARREARAGE: Any installment of rent accruing under the provisions of this lease that is not paid when due is subject to a late charge of $200 per month plus Florida State sales tax. Should the rent be in excess of $5,000.00, the late charge will be calculated at five (5) percent of the monthly rent plus Florida State sales tax. All rent is due on the first day of each month. It is late after the tenth day of each month. Late charges will accrue if payment is not paid in full.

         6. DATE AND PLACE OF PAYMENT: LESSEE shall pay LESSOR the monthly rental herein required to be paid in advance on the first day of each and every month without demand and at any place that shall be designated in writing by LESSOR. Until written notice is furnished to the contrary to LESSEE at the LESSEE's address listed on page on the rental check shall be made to and mailed to the LESSOR's agent at the address specified below:

                  T.S.S.:  730 Washburn Road, Melbourne, FL  32934

         7. USE: LESSEE shall use the demised Premises only for the purpose of Manufacturing (Motorcycles and other Industrial Products). Any other substantial variation in the use of the Premises shall be only with the prior written consent of LESSOR, which request of LESSEE shall be promptly responded to by LESSOR within

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ten (10) days of receipt of said request and which shall not be unreasonably withheld by LESSOR.

         8. UTILITIES: LESSEE shall pay all charges against the demised Premises for electricity, telephone, water, trash pick-up, area lights and all other utilities, together with deposits therefore as may be required. And such deposits shall remain the property of LESSEE and LESSOR shall not make any claim thereon for any reason.

         9. TAXES: LESSOR shall be responsible for the payment of all real property taxes, city and county, assessed against the demised Premises and shall pay the same before such taxes become delinquent. LESSEE shall be responsible for the payment of all tangible personal property taxes on personal property owned by LESSEE and located on the leased Premises, and improvements placed thereon by the LESSEE.

         10. SIGNS: LESSEE is hereby granted permission to erect or place any awning, marquee of pylon sign of a type acceptable to LESSOR on the exterior of the demised Premises. All signs shall comply with governmental sign ordinances. No sign may be erected which, in LESSOR's opinion, is offensive, not in conformity with signs of other tenants or otherwise objectionable. Upon the expiration of the lease term, LESSEE shall remove such signs and shall repair any damage and close any holes caused by removal. LESSEE is responsible for all expenses regarding signs including any electrical costs with respect to lighted signs. Any such signs and related property not removed from the Premises upon the expiration of the term after thirty (30) days of LESSEE's vacation of the Premises upon expiration of the lease shall become the property of LESSOR.

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

         11. ASSIGNMENT OR SUBLETTING: LESSEE shall not have the right to assign this lease or any interest herein or to sublet the demised Premises or any part thereof without the written consent of LESSOR, such consent not to be unreasonably withheld. In the event LESSOR permits any assignment of this lease, it is specifically understood that LESSEE shall continue to remain liable for the full performance of this lease agreement and sub-lessee shall, by accepting the assignment, assume and also have liability for the full performance of this lease agreement, unless LESSOR finds LESSEE's assignee financially acceptable and creditworthy.

         12. ALTERATIONS: LESSEE may make minor alterations and changes in the demised Premises provided that such alterations are not substantial in nature, which includes painting the building in neutral colors, interior and exterior, by LESSOR and shall not be unreasonably withheld. Any substantial alterations or changes shall be accomplished only with the written consent of LESSOR, which said request shall be responded to within ten (10) days of receipt. All material added to the Premises as a result of the changes required by LESSEE shall become a part of the Premises and shall immediately upon installation vest in LESSOR; however, LESSOR may require LESSEE to remove any or all of said alterations upon leasehold termination at LESSEE's expense and return the leased Premises to its substantial condition prior to alteration, if LESSOR has notified LESSEE of this condition prior to LESSEE's authorization to alter the Premises. Any carpeting placed on the floor of the Premises shall become the property of LESSOR, provided, however, any damage done to the floor of the Premises in the installation or removal of the carpet shall be repaired at the expense of LESSEE.

         13. COMPLIANCE WITH LAW: LESSEE shall promptly and fully comply with and execute all laws, ordinances and regulations of any and all duly constituted authorities having jurisdiction over the demised Premises and the operation of LESSEE's business thereon including fire codes and provide necessary fire extinguishers required for the operation of LESSEE's business.

         14. INSPECTION: LESSOR, its agent and servants, may enter upon said Premises at all reasonable times during normal business hours to inspect or examine the same, provided such inspection does not unreasonably interfere with business of LESSEE.

         15. SURRENDER OF PREMISES: LESSEE shall at the termination of the lease term, of any renewal or extension thereof, quietly and peacefully surrender said Premises in as good condition and substantially in the same condition as such Premises existed at the commencement of the lease term, subject to the other terms of this lease concerning alterations, ordinary wear and tear or damage or loss by fire or the elements excepted. LESSEE shall have full authority to remove from the demised Premises all of its merchandise and trade fixtures, notwithstanding the fact that the same may have heretofore been bolted or otherwise affixed to such Premises, all conditioned upon the LESSEE not being in default hereunder any the repair be LESSEE of any damage resulting from such removal.

         16. TRASH: LESSEE shall be responsible for the removal and proper disposal of all trash from the leased Premises. If LESSEE fails to properly remove and dispose of its trash and keep the Premises in a clean, sightly and healthful condition, as provided in this lease. LESSOR, or his agents, servants, or employees, may enter the Premises after LESSEE fails to comply and cure said trash clean up after ten
(10) days written notice to LESSEE's. Without such entrance causing or constituting a termination of this lease or an interference with LESSEE's possession of the Premises, and LESSOR may remove all trash and place the Premises in a clean, sightly and healthful condition; and LESSEE shall pay LESSOR, in addition to the rent hereby reserved, a minimum charge of FIFTY DOLLARS ($50.00) per occasion of LESSOR's actual expenses if more than FIFTY DOLLARS ($50.00).

         17. HEATING AND AIR-CONDITIONING: LESSEE shall maintain and make all necessary and proper minor and maintenance repairs to the heating and air conditioning equipment. However, such heating and air conditioning equipment shall be in good workable condition on the commencement date of the lease term. Material repairs such as replacing units, compressors, hot water heaters and the like shall be LESSOR's responsibility.

         18. NO VIOLATION OF ROOF: LESSEE acknowledges that the roof is currently intact and free from leaks. LESSEE shall not violate the roof by piercing, cutting or altering the roof or placing equipment, machinery, structures, or any other thing upon the roof without the express written consent of LESSOR. Notwithstanding the written consent of LESSOR as described in this paragraph, and notwithstanding the LESSOR's obligations for repair of the roof set forth in paragraph 35 of this Lease, LESSEE shall immediately be responsible for repairing (to LESSOR's reasonable satisfaction) any leak that results from any piercing, cutting or altering of the roof or the placement of equipment, machinery, structures or any other thing upon the roof by LESSEE, attributable to LESSEE's fault, during the lease.

         19. INDEMNITY AND INSURANCE: LESSEE shall indemnify, save and hold harmless the LESSOR from and against any and all claims, suits, actions, damages, and causes of action accruing during the term of this lease for any personal injury, loss of life or damage to property sustained in or about the demises premises and from and against any and all orders, judgments and decrees which may be entered thereon and from and against all costs and liabilities incurred in connection with the defense of any such claim, and LESSEE will, at its own expense, procure and at all times during the term of this lease continue in force and effect public liability insurance on said Premises with the LESSOR and LESSEE being named in such policy or policies of insurance as insureds, protecting the LESSOR and LESSEE jointly and severally against any and all claims for injuries, including death, to persons and/or damaged property occurring in, upon or about the demised Premises; such liability insurance to be in an amount determined by the LESSEE but not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for bodily injury per occurrence and FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for property damage per occurrence. LESSEE agrees that if it does not keep such insurance in full force and effect, and then send a certificate of insurance and pay the premium thereon, provided LESSOR gives LESSEE written notice of LESSEE's failure to provide said insurance and LESSEE does not cure such failure within ten (10) days of receipt of said notice and the payment thereof shall be deemed to be additional rental and payable as such on the date when the next monthly installment of rental shall become due, provided written notice of the amount thereof has been given to LESSEE at least ten (10) days prior to such rental payment date. Failure of LESSEE to accomplish above, without cure after notice, shall constitute LESSEE's default of this agreement.

         Fire and extended coverage insurance on the LESSEE's contents of the leased Premises shall be the LESSEE's responsibility. Tenant's insurer must maintain a satisfactory financial rating.

         20. NO USE THAT INCREASES INSURANCE RISK: In no event shall LESSEE use the Premises in any manner that will increase risks covered by insurance on the Premises or cause lack of coverage or cancellation, of any insurance policy covering the Premises or any portion of the Premises, regardless of whether LESSEE's use of the Premises complies with paragraph 7 of this lease. LESSEE shall not keep on the Premises, or permit to be kept, used or sold thereon, anything prohibited by the policy of fire insurance covering the Premises. If the use of the Premises by LESSEE causes an increase in the insurance premium rate on the Premises, LESSEE shall, at his own expense, pay the additional insurance premium that is charged due to the increased hazard. If any increased hazard insurance premium is not paid by LESSEE when due, LESSOR may at LESSOR's option pay the premium and such premium shall be repaid to LESSOR as an additional rent installment for the month following the date on which such hazard premiums are paid, provided LESSOR has given LESSEE written notice of such additional requirement and LESSEE fails after ten (10) days of receipt of said notice to pay or secure such additional insurance.

         21. DAMAGE TO PREMISES: If the demised Premises shall be partially destroyed or damaged by fire or the elements but not to the extent that said Premises are rendered untenantable or in such condition that LESSEE is prevented from conducting its usual daily business, the damage shall be repaired within thirty (30) days by and at the expense of LESSOR, and the rental on said Premises shall not be reduced. If the demised Premises shall be partially destroyed or damaged, then LESSOR shall promptly repair or reconstruct said Premises at its own expense and the monthly rental shall be reduced in proportion to the portion of the demised Premises which is useable by LESSEE and such damage shall be promptly repaired at LESSOR's expense. If said Premises is destroyed to the extent of more than fifty percent (50%), LESSOR shall have the period of thirty (30) days from such destruction to elect whether to repair the Premises and if they elect to do so, such repair work shall be completed with all reasonable haste, but in no event longer than sixty (60) days, and the monthly rental shall abate until the Premises are again tenantable. If LESSOR does not elect to repair the Premises, if more than fifty percent (50%) thereof is destroyed by fire or other causes, then this Lease Agreement shall terminate and the advance rental paid by LESSEE shall be refunded to it, within ten (10) days of LESSEE's vacating the leased Premises.

         22. DEFAULT: If LESSEE shall make any default in the payment of rent or any other sums due LESSOR under the terms of this Agreement and the same shall remain unpaid for three (3) days after such rent or such other amount shall become due, or if the LESSEE shall default in the performance of any one of the terms, conditions or

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

covenants of this lease, and if said default is not cured within ten (10) days from the date of written notice of such default to LESSEE, or if the demised Premises become and remain deserted for a period of ten (10) days, the LESSOR may, without written notice or demand to LESSEE, re-enter the demised Premises according to law and remove all persons according to law, and the LESSOR may, at it option, relet the demised Premises or any part thereof for the balance of the lease term as agent for the LESSEE and receive rents thereof and apply the same first to the payment of the expenses of reasonable redecorating and making necessary repairs to the Premises, attorneys fees, brokers commissions, advertising and all other reasonable expenses of the LESSOR in re-entering the Premises and reletting the same; and second, to the payment of rent due hereunder. LESSEE shall be responsible for all costs, including attorney's fees, incurred by LESSOR in enforcing any of the terms and provisions of this Lease Agreement.

         In addition and in connection with the reletting of the demised Premises for the account of LESSEE as hereinabove provided, LESSOR shall have the right to declare all monthly installments of rental for the balance of the lease term to be immediately due and payable and to proceed to obtain a judgment therefor against LESSEE. Thereafter, all sums collected from the reletting of the Premises, less costs in connection therewith, shall be applied on said judgment or if the judgment has been paid, turned over to LESSEE.

         Further, in the event of default on the part of LESSEE, the LESSOR shall have the right to pursue any legal remedy available to it, and LESSOR shall have the right to

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bring distress proceedings without in any way affecting its right to accelerate the balance of rental due and to bring an action therefor.

         23. ABANDONMENT OR DEBTOR PROCEEDINGS: It shall be considered a default on the part of LESSEE, and LESSOR shall be entitled to avail itself of any of the remedies set forth in paragraph 22 above without any notice to LESSEE, in the event the demised Premises become and remain deserted and abandoned for a period of ten (10) days, or if any general assignment for the benefit of creditors is made by LESSEE or upon the adjudication that LESSEE is bankrupt or insolvent or the filing by LESSEE of any debtor relief proceedings, whether the same be in Federal or State court.

         24. SIDEWALK AND COMMON AREAS: LESSEE agrees not to obstruct the sidewalk or common parking area in front of the demised Premises or the area in the rear of the demised Premises. LESSEE further agrees that it shall maintain the good appearance of the sidewalk immediately in front of the demised Premises and the area immediately to the rear of the demised Premises.

         25. MECHANICS' LIEN: Said Premises shall not be subject to any lien under the Mechanic's Lien Law of the State of Florida as a result of any improvements made by LESSEE. LESSEE shall not permit the Premises to be subject to any lien for labor, services or material furnished at the request of LESSEE or its agent and it shall insure that all amounts owed for labor, services or materials shall be paid for by it promptly.

         26. WAIVER: The failure of LESSOR in one or more instances to insist upon strict performance or observance of one or more of the terms or covenants hereof or to exercise any remedy herein conferred upon LESSOR shall not operate or be construed

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

as a relinquishment or a waiver for the future of any such covenant or condition or the right to enforce the same or to exercise such remedy, but the same shall continue in full force and effect.

         27. NOTICE: It is agreed that whenever notice is required to be given hereunder that written notice mailed by certified mail return receipt requested or delivered to LESSOR at 730 Washburn Road, Melbourne, FL 32934, or such other address as LESSOR shall furnish in writing, shall constitute sufficient notice to LESSOR, and written notice mailed or delivered to LESSEE at: 711-731 Washburn Road, Melbourne, Florida 32934 or such other place as may be designated by LESSEE in writing shall constitute sufficient notice to the LESSEE.

         28. BINDING ON SUCCESSORS, HEIRS AND ASSIGNS: This Lease Agreement shall be binding and obligatory upon the heirs, assigns and successors of the respective parties.

         29. SUBORDINATION OF LEASE: This lease shall be subject and subordinate to all underlying leases and to mortgages and trust deeds that may now or hereafter affect such leases or the real property of which the Premises form a part, and also to all renewals, modifications, consolidations, and replacements of such underlying leases, mortgages, and trust deeds. Although no instrument or act on the part of LESSEE shall be necessary to effectuate such subordination, LESSEE will, nevertheless, execute and deliver such further instruments confirming such subordination of this lease as may be desired by the holders of such mortgages and trust deeds or by any of the LESSORS

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

under such underlying leases. LESSEE hereby appoints LESSOR attorney in fact, irrevocably, to execute and delivered any such instrument for LESSEE.

         If any underlying lease to which this lease is subject terminates, LESSEE shall, on timely request, attorn to the owner of the reversion. In the event of a foreclosure sale or other transfer of the Premises after default under any mortgage or similar instrument covering the Premises, LESSEE will, upon request, attorn to any transferee.

         30. RADON GAS: Section 404.056(a) Florida Statutes, requires that the following notification be given on real estate document:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

         31. NO BROKER: LESSEE represents to LESSOR that the Premises, or any portion of the buildings of which the premises are a part, were not presented to it or to any person representing it by any broker or other person, and that no broker or other person was involved in the leasing of the premises, and warrants that no claim for commission for said leasing shall be presented to LESSOR attributable to LESSEE. LESSOR has engaged National Realty as its Leasing Agent, and will pay appropriate fees to that Agency.

         32. HAZARDOUS WASTE: LESSEE agrees that leased Premises will fully comply with all applicable federal, state, and local environmental laws, regulations, and rulings on LESSEE's occupation of leased Premises and through the term of this lease and that there will not be any hazardous or toxic substances prohibited by environmental

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

protection and enforcement agencies on or at the leased Premises, during LESSEE's possession and occupation of the leased Premises.

         LESSEE will defend, indemnify, and hold LESSOR harmless from and against any and all actions, losses, liabilities, damages, claims, obligations, debts, costs, and expenses (including attorney's fees), known or unknown, contingent or absolute, arising out of or resulting from any (i) petroleum based products, (ii) oil, (iii) waste, (iv) chemical substance or mixture, (v) toxic, hazardous or regulated substance, mixture or waste, and/or (vi) radioactive substance stored, released and/or disposed of on or at the leased Premises from the commencement of the term of this lease by LESSEE through and including the date LESSOR retakes possession of the leased Premises. This will only be for any such claim or liability attributable to LESSEE. LESSEE specifically excludes pre-existing violations for which LESSOR will indemnify and hold LESSEE harmless should any claim be brought against it.

         LESSEE's obligations to take any action and indemnify LESSOR pursuant to paragraph 16 and 17 will survive the termination of this lease and continue until LESSEE's obligations have been fulfilled.

         33. MAINTENANCE: LESSEE shall maintain the interior and exterior of the leased Premises including landscaping and lawn maintenance in a reasonable manner, ordinary wear and tear expected, and shall make at the LESSEE's own cost and expense during the term of this lease, or any renewal hereof, all necessary and proper repairs, required for normal maintenance for electrical wiring and installation, interior plumbing and the heating and air conditioning equipment except as agreed in paragraph

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

17. LESSOR shall be responsible for all maintenance and repairs to the roof and exterior portions of the Premises due to fair wear and tear only, excluding all glass windows, doors, overhead doors, door closers, door locks and keys shall be the responsibility of the LESSEE regardless of reason for replacement thereof, unless it is caused by or through the fault of LESSOR, its agents, servants or employees. In the event that LESSEE fails or refuses to maintain or repair the interior of the Premises, the electrical wiring or installation, interior plumbing, heating and air conditioning equipment (in accordance with paragraph 17 hereof) or the glass, doors, overhead doors, door locks, keys and door closers as hereinabove provided, LESSOR may then, at its option, after ten (10) days written notice to LESSEE, and LESSEE's failure to cure in this time, make such repairs and the same shall be said for by the LESSEE at the time the next monthly installment of rent is due and payable, provided written notice of the amount thereof has been given to LESSEE at least ten (10) days prior to such rent payment date. The LESSOR acknowledges that all equipment installed within or appurtenant to the demised Premises is in good working order as of the date of possession by the LESSEE.

         The LESSEE shall not cause any repairs to be done to the demised Premises, which shall become the obligation of the LESSOR, unless the LESSOR has issued a purchase order, or has agreed in writing to be responsible for such repairs prior to the time that such repairs or improvements are commenced.

         34. ENTIRE AGREEMENT: This lease agreement expresses the entire agreement between the parties and all negotiations and agreements preceding the

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


execution hereof are merged into, included modified or amended only by a writing executed by the LESSOR and LESSEE. It may not be amended or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both LESSOR and LESSEE.

         35.      SPECIAL CLAUSES:

                  A. LESSEE agrees, upon execution of this lease, to provide National Realty a check in the amount of $4,240 to cover the 1st month's rent plus the 6% sales tax. The last month's rent of $4,240 plus a security deposit of $2,000 shall be paid on or before May 1, 1997.

                  B. Beginning the full execution of this lease, LESSOR shall grant LESSEE access to the property for the purpose of conducting appropriate planning, inspections and movement of small items of furniture.

                  C. This lease shall be subject to the following conditions:

                           (1) LESSEE receiving Fire Department approval of
building for intended purposes, by April 30, 1997;

                           (2) City and County approval of LESSEE's occupational
license by April 15, 1997;

                           (3) LESSOR's review and approval, by April 30, 1997,
of LESSEE's credit and financial worthiness. LESSEE shall for that purpose, provide LESSOR, by April 15, 1997 evidence of LESSEE's financial creditworthiness, suitable to LESSOR.

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                  D. LESSEE understands that there is presently installed in these buildings an ADT Security System. LESSEE hereby agrees to assume cost of systems monthly rent beginning on May 1, 1997.

                  E. LESSEE further agrees to allow LESSOR a one-time unimpeded truck access to inside warehouse area by overhead door of 731 Washburn for LESSOR's removal of vehicles and other items now stored in 2nd Floor of that area of building. This to occur not later than September 30, 1997.

                  F. LESSOR shall allow LESSEE, at LESSEE's expense, to extend and electrical three-phase line from 711 to 731 Washburn Building.

                  G. Ref. Par 19. LESSEE shall provide LESSOR prior to occupancy and annually thereafter, an authenticated copy of cited Public Liability Insurance Policy.
                  H. Mezzanine show room of 2,500 sq ft will be available for rent on or about September 1st for an additional $300 per month. LESSOR agrees that LESSEE can construct a second level walkway between current office and mezzanine.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.

Signed, sealed and delivered
in the presence of:

-----------------------------                   ------------------------------


-----------------------------                   ------------------------------
AS TO LESSOR                                    LESSOR


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Signed, sealed and delivered
in the presence of:


-----------------------------                     ------------------------------
                                                  LESSEE/TENANT


-----------------------------                     ------------------------------
AS TO LESSEE                                      By:  Robert Guess
                                                  President


                                                  ------------------------------
                                                  Jeffrey W. Starke
                                                  Chief Executive Officer



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